EXHIBIT 99.1

Tigerless Health Enters into Business Combination Agreement with Piermont Valley Acquisition Corp.to Become Publicly Listed

•	Tigerless Health, Inc. is a New York-based Insurtech company leveraging data and AI to simplify how consumers access and navigate insurance.

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The combined company is expected to be renamed “Tigerless AI Holdings, Inc.” and trade on NASDAQ allowing Tigerless Health to continue building its proprietary artificial intelligence (AI) capabilities designed to improve how users access and navigate insurance.

NEW YORK CITY, NY / ACCESSWIRE / April 20, 2026 / Tigerless Health, Inc. (“Tigerless Health” or the “Company”) and Piermont Valley Acquisition Corp. (OTCID: CMCAF) (“PVAC”), a publicly-traded special purpose acquisition company, today announced that they have entered into a definitive business combination agreement that will result in Tigerless Health becoming a publicly traded company, expected to be listed on NASDAQ. The transaction values the Company at an enterprise value of approximately $280 million.

Company Overview

Tigerless Health, Inc., founded in 2018 and headquartered in New York City, is an Insurtech company focused on transforming the way people access, understand, and experience insurance. Through a modern, data-driven platform, Tigerless Health makes it simpler for consumers to find and manage the coverage that fits their needs.

The U.S. insurance market is one of the largest and most consequential consumer markets in the world — yet for most consumers, the experience of navigating it remains fundamentally broken. Plans are difficult to compare, benefits are hard to understand, and the process of getting the right coverage too often depends on who you know or how much time you have. Tigerless Health is seeking to change this.

At the heart of the Company's vision is a conviction that artificial intelligence will be the force that finally closes the gap between consumers and the coverage they need. Tigerless Health is developing proprietary AI capabilities in-house — technology designed not just to make insurance easier to purchase, but to fundamentally reshape how people think about, engage with, and make decisions around insurance throughout their lives. The Company sees a future where every consumer, regardless of background or experience, has access to the kind of clarity and guidance that was once available to only a few.

The Company believes that, upon completion of the proposed transaction, it will be better positioned to accelerate this vision and help define what the next generation of insurance looks like.

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Transaction Overview

The transaction values Tigerless Health at an enterprise value of approximately $280 million. Existing Tigerless Health shareholders will roll 100% of their equity into the combined company upon closing of the transaction.

The transaction is expected to support the Company’s continued investment in its technology platform, including the development of its proprietary artificial intelligence capabilities designed to improve how users understand and navigate insurance.

The Boards of Directors of both Tigerless Health and PVAC have unanimously approved the proposed transaction. The transaction is expected to close in the second half of 2026, subject to, among other things, required regulatory approvals, approval by the stockholders of both companies, and the satisfaction or waiver of other customary closing conditions.

The Company’s management team, led by founder and CEO Zikang Wu, will continue to lead the combined company following the close of the transaction.

For additional information on the proposed transaction, see PVAC’s Current Report on Form 8-K, which will be filed promptly and can be obtained, without charge, at the U.S. Securities and Exchange Commission’s website at http://www.sec.gov.

For purposes of this transaction, PVAC is represented by Edelman Legal Consulting PLLC and Tigerless Health is represented by Graubard Miller.

Management Remarks

Tigerless Health, Inc.

"We founded Tigerless Health because we believed that navigating insurance should not require expertise, connections, or luck — it should be simple, transparent, and accessible to everyone. This business combination with Piermont Valley Acquisition Corp. is an important milestone on that journey, and we expect that it will provide us with the resources to go further and faster than ever before. I am grateful to our team, our partners, and every customer who has trusted us to help them make sense of one of the most important decisions in their lives. We are just getting started, and I could not be more excited about what comes next," said Zikang Wu, Founder and Chief Executive Officer of Tigerless Health, Inc.

Piermont Valley Acquisition Corp.

"From the moment we engaged with Tigerless Health, it was clear that this team has identified a compelling and underserved opportunity and is building the right technology to capture it," said Wei Qian, Chief Executive Officer of Piermont Valley Acquisition Corp. "We have tremendous confidence in Zikang and his team, and we are excited to support them as they take this next bold step forward."

About Tigerless Health, Inc.

Tigerless Health, Inc., founded in 2018 and headquartered in New York City, is a technology company focused on simplifying access to insurance through a digital, data-driven platform. The Company is building proprietary artificial intelligence capabilities designed to improve how users understand, select, and utilize insurance, with the goal of creating a more intelligent and seamless insurance experience.

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About Piermont Valley Acquisition Corp.

Piermont Valley Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. PVAC completed its initial public offering in December 2021.

Important Information and Where to Find It

In connection with the proposed business combination, a subsidiary of Tigerless Health (“Pubco”) intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4, which will include and also serve as a proxy statement (the “Registration Statement”) to be distributed to holders of PVAC ordinary shares in connection with PVAC’s solicitation of proxies for the vote by PVAC’s shareholders with respect to the proposed business combination. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ANY OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PVAC, THE COMPANY, AND THE PROPOSED BUSINESS COMBINATION. Free copies of these documents may be obtained at the SEC’s website at http://www.sec.gov.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended. Statements that are not historical facts, including statements about the pending transactions described herein, and the parties' perspectives and expectations, are forward-looking statements. Such statements include, but are not limited to, statements regarding the proposed transaction, including the anticipated initial enterprise value and post-closing equity value, the benefits of the proposed transaction, integration plans, expected synergies and revenue opportunities, anticipated future financial and operating performance and results, including estimates for growth, the expected management and governance of the combined company, and the expected timing of the transactions. The words "expect," "believe," "estimate," "intend," "plan" and similar expressions indicate forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to various risks and uncertainties, assumptions (including assumptions about general economic, market, industry and operational factors), known or unknown, which could cause the actual results to vary materially from those indicated or anticipated.

Such risks and uncertainties include, but are not limited to: (i) risks related to the expected timing and likelihood of completion of the pending business combination, including the risk that the transaction may not close due to one or more closing conditions to the transaction not being satisfied or waived, such as regulatory approvals not being obtained, on a timely basis or otherwise, or that a governmental entity prohibited, delayed or refused to grant approval for the consummation of the transaction or required certain conditions, limitations or restrictions in connection with such approvals; (ii) risks related to the ability of PVAC and the Company to successfully integrate the businesses; (iii) the occurrence of any event, change or other circumstances that could give rise to the termination of the applicable transaction agreements; (iv) the risk that there may be a material adverse change with respect to the financial position, performance, operations or prospects of the Company or PVAC; (v) risks related to disruption of management time from ongoing business operations due to the proposed transaction; (vi) the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally; (vii) risks associated with the financing of the proposed transaction; and (viii): risks relating to the combined company's ability to enhance its services and products, execute its business strategy, expand its customer base and maintain stable relationship with its business partners.

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A further list and description of risks and uncertainties can be found in the Prospectus dated November 30, 2021 relating to PVAC's initial public offering and in the Registration Statement and proxy statement that will be filed with the SEC by Pubco in connection with the proposed transactions, and other documents that the parties may file or furnish with the SEC, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements relate only to the date they were made, and PVAC, the Company and their subsidiaries undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made except as required by law or applicable regulation.

Participants in the Solicitation

PVAC, the Company and Pubco and their respective directors and officers may be deemed to be participants in the solicitation of proxies from PVAC’s shareholders in connection with the proposed transaction. Information about PVAC’s directors and executive officers and their ownership of PVAC’s securities is set forth in PVAC’s filings with the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available. Shareholders, potential investors and other interested persons should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the transactions described herein and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Pubco, PVAC or the Company, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

For investor and media inquiries, please contact:

Tigerless Health, Inc.

Investor Relations: ir@tigerless.com

Piermont Valley Acquisition Corp.

Investor Relations: ir@piermontvalley.com

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